 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On April 27, 2016, United Bancshares, Inc. (the “Corporation”) held its annual shareholders’ meeting at its corporate headquarters in Columbus Grove, Ohio.  At the meeting, the following four items were voted on by the shareholders of the Corporation:

1.

The election of seven directors to serve until the 2017 Annual Meeting;

2.

Adopting a non-binding resolution to approve the compensation of the Corporation’s named executive officers;

3.

Adopting the 2016 Stock Option Plan; and

4.

The ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2016.

Proposal 1 - Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below:

FOR

WITHHELD

Robert L. Benroth

2,128,908

48,061

James N. Reynolds

2,087,964

89,005

H. Edward Rigel

2,115,022

61,947

David P. Roach

2,113,007

63,962

Daniel W. Schutt

2,094,762

76,783

R. Steven Unverferth

2,115,615

61,354

Brian D. Young

2,116,037

60,932

In addition to the votes reported above, there were 548,543 broker non-votes on the proposal for the election of directors.

Proposal 2 - Non-binding resolution to approve the compensation of the Corporation’s named executive officers.

The non-binding resolution to approve the compensation of the Corporation’s named executive officers was approved by the votes indicated below. There were 548,543 broker non-votes on this proposal.

    FOR

AGAINST

ABSTAINED

2,007,682

   118,264

     51,023

Proposal 3 - Adopting the 2016 Stock Option Plan

The adoption of the 2016 Stock Option Plan was approved by the votes indicated below. There were 548,543 broker non-votes on this proposal.

    FOR

AGAINST

ABSTAINED

1,675,451

   442,471

     58,741

Proposal 4 - Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

The shareholders ratified the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation by the votes indicated below. There were no broker non-votes on this proposal.

    FOR

AGAINST

ABSTAINED

2,673,257

   10,307

     41,949

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 28, 2016	By: /s/Brian D. Young
Brian D. Young President & CEO